Exhibit 99.1

NYSE Amex Exchange: URZ
Toronto Stock Exchange: URZ
Frankfurt Stock Exchange: U9E
Tel: (604) 689-1659
Fax: (604) 689-1722
www.uranerz.com

Uranerz Reports Uranium Resources for Reno Creek Project

Casper, Wyoming, October 14, 2010 -- Uranerz Energy Corporation (“Uranerz” or the “Company”) (NYSE Amex and TSX: URZ; Frankfurt: U9E) announces the completion of an independent National Instrument 43-101 (“NI 43-101”) technical report (the “Technical Report”) for its wholly-owned Reno Creek property (“Reno Creek”) in the Powder River Basin of Wyoming, U.S.A. The Technical Report estimates “measured and indicated” mineral resources of approximately 4,292,948 pounds of uranium (eU3O8) at an average grade of 0.056% and an “inferred” mineral resource of approximately 142,167 pounds at an average grade of 0.039% .

The Reno Creek property is situated in close proximity (19 miles east) of the Company’s planned Nichols Ranch ISR Uranium Project and production from the Reno Creek satellite unit is within resin hauling distance of the intended central processing plant at Nichols Ranch. Both the Nichols Ranch and Hank properties are currently in the final permitting phase for production with well-field and mine facility construction forecast to commence in 2011.

Reno Creek is believed to be a part of the same geological system as the Company’s other Powder River Basin projects and is therefore expected to be permitted as an amendment to the Nichols Ranch ISR project, which includes both the Nichols Ranch and Hank production units. An amendment is anticipated to have a much shorter time-frame for approval than a new permit application.

Kurtis Brown, the Company’s Senior Vice President of Exploration commented, “Uranerz began accumulating pieces of the Reno Creek property package in 2006 and we have subsequently advanced this project each year by improving the land position and information package, which culminated in the resource estimate announced today. Although Reno Creek’s average grades are lower than other Company projects, the mineralized thickness is greater which should result in similar production yields.”

The current mineral resource estimates for the Reno Creek property are included in the tables below with both a minimum grade-thickness (“GT”)(1) of 0.20 and 0.50.

Table 1. Reno Creek Measured and Indicated Resources

Measured Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	2,782,208	2,281,451	0.061
0.50	1,973,423	1,380,272	0.071

Indicated Resource

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	1,510,740	1,550,026	0.049
0.50	805,709	691,076	0.058

Measured + Indicated Resources

GT Minimum	eU3O8 Pounds	Tons	Average Grade % eU3O8
0.20	4,292,948	3,831,477	0.056
0.50	2,779,132	2,071,348	0.067

(1) GT represents grade multiplied by the thickness and is calculated by multiplying eU3O8 grade (in percent) by gamma anomaly thickness (in feet) as determined from down-hole radiometric probing. For example, a drill hole that has 10 feet of 0.10% uranium mineralization has a GT of 1.0 and would be considered a good hole by ISR mining standards.

The mineral resources estimated in this Technical Report incorporated a total of 848 drill logs, which included lithology records and 49 recent exploration holes, covering approximately 1,312 acres.

With the addition of Reno Creek, Uranerz has now reported NI 43-101 compliant uranium resources for seven projects. The Company currently has over 30 uranium projects at various stages of exploration and development in the Powder River Basin area of Wyoming (including projects within the Arkose Mining Venture). The total current mineral resources are reported based on a grade range of <0.01% to 2.65% with a grade cut-off of 0.03% and grade-thickness* (GT) cut-off of 0.20 and are highlighted in the following table:

Table 2. Total Company Resources Reported Under NI 43-101(2)

Property Name	Pounds eU3O8 Measured & Indicated	Average Grade % eU3O8	Pounds eU3O8 Inferred	Average Grade % eU3O8	Date of 43-101 Report or Update
Reno Creek	4,292,948	0.056	142,167	0.039	October 13, 2010
South Doughstick	1,852,673	0.121	153,337	0.096	February 25, 2010
Doughstick Properties	882,736	0.081	86,909	0.055	January 26, 2010
Nichols Ranch	2,949,546	0.114	_	_	June 5, 2009
Hank	2,236,050	0.123	246,753	0.087	May 1, 2008
West North-Butte	2,837,015	0.153	2,681,928	0.120	December 9, 2008
North Rolling Pin	664,521	0.058	32,522	0.042	June 4, 2010
TOTALS	15,715,489		3,343,616

(2) All resources reported in this table represent the pounds directly attributable to Uranerz.

These estimates meet the "measured", "indicated" or "inferred" mineral resource classifications as defined by NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum Definitions Standards incorporated by reference therein.

The Reno Creek technical report, entitled “Technical Report, Reno Creek Property, Campbell County, Wyoming, U.S.A.” and dated October 13, 2010, was authored by Mr. Douglass Graves, P.E., of TREC, Inc., who is an “independent person” as defined by NI 43-101. Mr. Graves has reviewed and verified the technical disclosure provided in this news release. The Technical Report is being filed by the Company and will soon be available on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.

About Uranerz
Uranerz Energy Corporation is a U.S.-based uranium company focused on achieving near-term commercial in-situ recovery (“ISR”) uranium production in Wyoming, the largest producer of uranium of any U.S. State. The Uranerz management team has specialized expertise in the ISR uranium mining method, and has a record of licensing, constructing, and operating commercial ISR uranium projects. Two of Uranerz’s projects are in the final permitting and licensing stage and the Company has already entered into long-term uranium sales contracts with two of the largest nuclear utilities in the U.S., including Exelon.

Uranerz Energy Corporation is listed on the NYSE Amex and the Toronto Stock Exchange under the symbol “URZ”, and listed on the Frankfurt Stock Exchange under the symbol “U9E”.

Further Information
For further information, please contact Derek Iwanaka, Manager of Investor Relations at 1-800-689-1659 or by email at info@uranerz.com. Alternatively please refer to the Company website www.uranerz.com, review Company’s filings with the Securities and Exchange Commission at www.sec.gov, or visit the Company’s profile on SEDAR at www.sedar.com.

Cautionary Statement
All mineral resources disclosed in this press release and in the NI 43-101 technical reports referenced herein have been estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in National Instrument 43-101, commonly referred to as "NI 43-101". The NI 43-101 technical reports referred to herein include estimations of potential mineral resources for further development by the issuer, disclosed pursuant to the applicable provisions of NI 43-101. As a company listed on the TSX, we are required by Canadian law to provide disclosure in accordance with NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the Industry Guide 7 ("Guide 7") of the U.S. Securities and Exchange Commission (the "SEC"). NI 43-101 and Guide 7 standards are substantially different. The terms "mineral reserve", "proven mineral reserve" and "probable mineral reserve" are Canadian mining terms as defined in accordance with NI 43-101. These definitions differ from the definitions in Guide 7. Under Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

This press release and the NI 43-101 technical reports referenced herein use or may use the terms "mineral resource," "measured mineral resource," "indicated mineral resource", "inferred mineral resource", “potential uranium exploration target”, “potential mineral resource”, “potential mineral deposit” and “potential target mineral resource”. We advise investors that these terms are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into Guide 7 reserves. “Potential target mineral resources” are strictly uncertain as to their existence, and strictly uncertain as to their economic and legal feasibility. "Inferred mineral resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of a potential target resource or an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of any mineral resource exists or is economically or legally mineable. Disclosure of "contained pounds" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures.

Forward-looking Statements
This press release may contain or refer to "forward-looking information" and "forward-looking statements" within the meaning of applicable United States and Canadian securities laws, which may include, but is not limited to, statements with respect to resource estimates, permitting and development activities, projections, our planned exploration and drilling programs, the availability of future financing for exploration and other plans, projections, estimates and expectations. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements, except as required by law.